UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 337-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 29, 2011, the Federal Trade Commission (the “FTC”) received the completed set of signature pages executed by AmeriGas Propane, L.P., AmeriGas Propane, Inc., UGI Corporation, Energy Transfer Partners, L.P. (“ETP”), and Energy Transfer Partners GP, L.P. (“ETP GP”) to an Agreement Containing Consent Orders (the “Consent Order Agreement”), pursuant to which such parties agreed to comply with the terms of a proposed Decision and Order (the “Order”), which remains subject to approval by the FTC. Under the terms of the Order, the parties agree that ETP, ETP GP, Heritage ETC, L.P. (together with ETP and ETP GP, the “Contributor Parties”) and AmeriGas Partners, L.P. (the “Partnership”) will enter into Amendment No. 2 (the “Second Amendment”) to the Contribution and Redemption Agreement (the “Contribution Agreement”), dated as of October 15, 2011, and amended as of December 1, 2011 (the “First Amendment”), substantially in the form attached hereto as Exhibit 2.1. The Second Amendment requires the Contributor Parties to divest the Cylinder Exchange Business (as such term is defined in the Second Amendment) of Heritage Operating, L.P., a Delaware limited partnership (“HOLP”).

In accordance with the Order, and subject to FTC clearance of the Contribution Closing (as such term is defined in the Contribution Agreement), the parties have agreed to enter into the Second Amendment pursuant to which the Contributor Parties will cause HOLP to transfer, distribute and/or assign to Heritage Propane Express, LLC, a Delaware limited liability company (“HPX”), HOLP’s interest in the assets and liabilities of the Cylinder Exchange Business. The Second Amendment also contemplates that, as promptly as practicable after the execution of the Second Amendment, the Contributor Parties shall cause HPX to use its reasonable best efforts to sell the Cylinder Exchange Business to a third party.

Under the terms of the Second Amendment, the purchase price under the Contribution Agreement will be reduced by an amount equal to $40 million, subject to a customary post-closing adjustment pursuant to the terms of the Contribution Agreement.

In addition, the Second Amendment provides that, as a condition to the Contribution Closing, the Partnership and HPX will enter into a transition services agreement whereby the Partnership will provide HPX with certain transition and supply services related to the Cylinder Exchange Business for up to the later of 12 months after the Contribution Closing or, if requested by a buyer of the Cylinder Exchange Business, 6 months after the closing of the sale of the Cylinder Exchange Business with the option for a 6 month extension at the buyer’s discretion, but in no event to exceed 24 months.

The above description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Second Amendment, which is filed as Exhibit 2.1 hereto, the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2011, and the full text of the First Amendment, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2011, each of which are incorporated herein by reference.

Additionally, on December 29, 2011, the FTC issued requests for additional information and documentary material in connection with the proposed acquisition by the Partnership of the propane operations of ETP. These additional requests, commonly referred to as a “second request,” are part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and will extend the waiting period under the HSR Act until 30 days after the parties have substantially complied with the requests, unless voluntarily extended or terminated sooner by the FTC. The Partnership and ETP are working cooperatively with the FTC to obtain HSR clearance and approval of the Order and, as a result, anticipate not having to comply with the second request.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1*	Form of Amendment No. 2 to the Contribution and Redemption Agreement, dated as of October 15, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2012

AmeriGas Partners, L.P.
By: AmeriGas Propane, Inc., its general partner

By:	/s/ Robert H. Knauss
	Name:	Robert H. Knauss
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Form of Amendment No. 2 to the Contribution and Redemption Agreement, dated as of October 15, 2011, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.